EXHIBIT 10.24

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is made and entered into effective as of November 16th, 2007, by and between Heron Lake Bio Energy, a Minnesota corporation (the “Company”) and Farmers State Bank of Hartland (the “Escrow Agent”) for the benefit of Interstate Power and Light Company (IPL) (the “Beneficiary”).

RECITALS

WHEREAS, the Company is a party to a certain Agreement called Shared Savings Contract dated November 16th, 2007 with IPL, which Agreement requires the Beneficiary to pay to the Company an amount equal to $1,850,000 as project cost for the purchase and the installation of equipment specified in the Shared Savings Contract.

WHEREAS, as additional security for IPL the Company desires to place an amount of $1,710,000 (“Placement”) in an escrow account with the Escrow Agent until such time as there shall be payment requests (Escrow Disbursement Authorization) from the Company to pay IPL, as provided by Section 8 of the Shared Savings Contract.

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent to complete the duties, terms and conditions expressly set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and of such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Escrow Agent agree RS follows:

1.)            Acceptance Of Appointment. Escrow Agent agrees to act as escrow agent for the Placement under this Agreement. The Escrow Agent shall provide security in the form of a Surety from Kansas Bankers Surety Company or any other Surety Company acceptable to IPL which is rated at least A- by Standard and Poor’s (S&P) or A3 by Moody’s Investors Service (Moody’s). IPL shall be named as the sole beneficiary in the Surety.

2.)            Establishment Of Escrow Account. An escrow account (the “Escrow Account”) is hereby established with the Escrow Agent for the sole benefit of Beneficiary in the Placement. Except as specifically provided in this Agreement, the Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

3.)            Ownership Of Escrow Account. Until such time as IPL shall provide a Statement of Satisfaction and Release in the form shown herein as Exhibit B the funds deposited in the Escrow Account including interests received or credited therein (the “Escrow Funds”) shall not become the property of the Company or be subject to the debts of the Company or any other person but shall be held by the Escrow Agent solely for the benefit of IPL. Escrow account shall be titled in the name of Company and interest income accrued shall be reported under Company tax ID.

4.)            Security Of Escrow Funds. The funds deposited in the Escrow Account shall be secured by a Bond provided by Kansas Bankers Surety Company (KBSC). If KBSC ceases to be rated by S&P or Moody’s, or if the credit ratings assigned to its senior, unsecured debt shall fall below A- by S&P or A3 by Moody’s, then the Escrow Agent shall within 5 Business Days provide a substitute Guarantor or Surety Company acceptable to IPL whose credit rating shall be at least A- by S&P or A3 by Moody’s to secure the Escrow Account. IPL and Company agree to cooperate with Bank in executing a surrender and reissue request to KBSC for reduction of surety coverage (to match declining principal balance); such requests shall be made no more often than annually. Not withstanding anything stated in this section 4, the surety provided by KBSC or any substitute Guarantor shall not be less than the Termination Values shown opposite each billing period on the amortization table attached as Exhibit B to this Agreement less $140,000.

5.)            Escrow Fees. The Company hereby agrees to pay the Escrow Agent a fee equal to $100.00. Notwithstanding the foregoing, all fees under this Agreement shall be paid or payable from interest only and not from principal, and shall not exceed the amount of interest realized on the Escrow Account.

6.)            Investment of Escrow Funds. The Escrow Funds shall be credited by Escrow Agent and recorded in the Escrow Account. The Escrow Agent shall be permitted, and is hereby authorized to deposit, transfer, hold and invest all funds received under this Agreement, including principal and interest. Any interest received by Escrow Agent with respect to the Escrow Funds shall be considered earned by the Escrow Agent, the Escrow Agent shall in turn pay the Company a rate of 4.20% per annum on the Escrow Funds. Interest shall be credited to the Escrow Funds at the end of each month.

7.)            Terms of Escrow. This Agreement shall terminate on the earliest of (a) December 31, 2012, as provided in (he Shared Savings Contract; (b) the date the Escrow Agent receives written notice from IPL that it is terminating the Placement; (c) the date specified on the Statement of Satisfaction and Release signed by IPL. Upon termination of the Placement, whether after extension or otherwise, the Escrow Agent shall disburse the funds in the Escrow Account in the manner and upon the terms directed in Section 8 of this Agreement. IPL may terminate the Placement at any time or if the Shared Savings Contract is terminated. Upon the receipt of a certified notice from an authorized officer of IPL stating that IPL has terminated the Placement, the Escrow Agent shall disburse the monies on deposit in the Escrow Account together with any accrued interests as provided in Section 8.

8.)            Disbursement of Escrow Funds. The escrow created by this Agreement shall be disbursed in accordance with the following:

(a)           Upon receipt of Escrow Disbursement Authorization signed by an officer of the Company in the form attached herein as Exhibit B (Amortization schedule provided by IPL). Escrow Disbursement Authorizations shall specify the amounts being paid and the billing period or periods to which they relate.

(b)           Upon full payments of all amounts stated for the 60 billing periods as specified in the Shared Savings Contract, IPL shall submit to the Escrow Agents the Statement of Satisfaction and Release, whereupon any funds remaining on the Escrow Account shall be transferred and paid to the Company.

(c)           Upon receipt of notice of Termination or notice from IPL that it is terminating the Placement pursuant to Section 7 of this Agreement, any funds remaining on the Escrow Account shall be disbursed to IPL or as directed by IPL at its sale option.

Notwithstanding the above provisions, if there shall be any dispute regarding the disbursement of funds from the Escrow funds, IPL shall have the option to provide direction.

9.)            Liability of Escrow Agent. The escrow Agent shall perform all duties as specified for it under this Agreement and shall be liable to IPL for damages, losses or expenses attributable to the enforcement of this Agreement. However, the Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any patty to this Agreement. The Escrow Agents shall send Statements of the Escrow Account activities and balances within 30 days following the end of June and December in each calendar year to Company and IPL.

10.)          Fees and Expenses. For all Escrow Amounts disbursed pursuant to 7(b), above, the Escrow Agent shall be entitled to assess the Company a fee of $10.00 for each check, ACH or Wire transfer made in connection with Disbursements (other than transfers made for investments) from the Escrow Account, which fees shall be paid from the interest on the Escrow Account only and not from principal. In the event the Escrow Agent renders any service not provided for in this Agreement, or if the Company requests a substantial modification of its terms, or if any controversy arises; or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and reasonably attorney’s fees, including a reasonable allocation of costs for in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. In such an event, the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid. The Company promises to pay these sums upon demand. Unless otherwise provided, the Company will pay all of the Escrow Agent’s usual charges and the Escrow Agent may deduct such sums from the interest on the Escrow Account only and not from principal deposited to the Escrow Account.

11.)          Controversies. If any controversy arises between the Parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent’s discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file all action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

12.)          Indemnification of Escrow Agent. The Company and its successors and assigns  agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

13.)          Resignation of Escrow Agent. The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Company provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Company shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving such notice provided that such successor escrow agent is acceptable to IPL. If the Company fails to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Minnesota and acceptable to IPL. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement. If no successor escrow agent is appointed, IPL shall at its option give notice stating that it is terminating the Placement.

14.)          Automatic Succession. Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

15.)          Additional Provisions.

(a)           Governing Laws. This Agreement is to be construed and interpreted according to Iowa law.

(b)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(c)           Enforcement. Notwithstanding anything to the contrary, the Escrow Agent and the Company hereby agree that this Agreement may be enforced by IPL against the Escrow Agent or the Company or both.

(d)           Notices. All instructions, notices and demands herein provided for shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below and telephonic confirmation of receipt is promptly obtained after completion of transmission; (c) on the next day on which such deliveries are made in Hampton, Iowa, when delivery is by nationally recognized overnight courier; or (d) on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, return receipt requested, to the party as follows:

If to the Company:	Heron Lake BioEnergy, LLC 91246 390th Ave PO Box 198 Heron Lake, MN 56137-0198

With a copy to:	OPEN

If to the IPL:	Interstate Power and Light Company c/o Alliant Energy 4902 N. Biltmore Lane Madison, WI 53718-2148

With a copy to:	Interstate Power and Light Company Legal Services - Internal Ops 200 First Street, SE Cedar Rapids, IA 52401-1409

If to the Escrow Agent:	Farmers State Bank of Hartland c/o Daniel Otten, SVP 1452 West Main Street, Albert Lea, MN 56007 Phone: 507-373-1945 dotten@farmersstatebankmn.com

With a copy to:	Farmers State Bank of Hartland c/o David Courey, CFO 1452 West Main Street Albert Lea, MN 56007 Ph: 507-373-1945

(e)           Amendments. This Agreement may be amended or modified and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only be a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition or of the breach of any provision, term, covenant, representation or warranty contained in the Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

(f)            Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

(g)           Non-Endorsement. The Company represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the Energy Shared Savings arrangements entered into by the Company.

IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of the day and year first above written.

Heron Lake BioEnergy LLC		Escrow Agent: Farmers State Bank of Hartland

By:	/s/ Robert J. Ferguson	By: Daniel Otten	/s/ Daniel Otten

Its:	President	Its: Senior Vice President

Interstate Power and Light

By: /s/ Ken Gebhart

Its:

Exhibit B
Escrow Disbursement Authorization

Billing Period	Date:

From: Heron Lake BioEnergy, LLC 91246 390th Ave, Heron Lake, MN 56137	To: Farmers State Bank of Hartland (Escrow Agent) 1452 West Main Street Albert Lea, MN 56007

On receipt of this Disbursement Authorization, please pay the sum of $29,774.91 by Wire Transfer/ACH to the account of:

Interstate Power and Light Company (IPL)
Bank Name: Wells Fargo Bank, N.A. San Francisco, CA
Account Number: 4121487128
ABA Number: 121000248

Yours truly,

Heron Lake BioEnergy, LLC

Amortization Schedule Based on:

i. Periodic payments of $29,774.91 for period 1-13, plus extra payment of$140,000 for period 13  and; ii. Periodic payments of $29,599.91 for periods 14-60.

Payment Dates	Billing Period	Termination Value	Payment Dates	Billing Period	Termination Value	Payment Dates	Billing Period	Termination Value
Beg- 12/30/2007	0	$1,850,000.00
1/31/2007	1	$1,822,537.59	9/30/2009	21	$1,126,023.14	5/31/2011	41	$555,429.38
2/30/2007	2	$1,795,040.85	10/31/2009	22	$1,097,830.77	6/28/2011	42	$526,523.75
3/31/2007	3	$1,767,509.75	11/31/2009	23	$1,069,603.15	7/31/2011	43	$497,582.00
4/31/2008	4	$1,739,944.23	12/30/2009	24	$1,041,340.24	8/30/2011	44	$468,604.07
5/29/2008	5	$1,712,344.25	1/31/2009	25	$1,013,042.01	9/31/2011	45	$439,589.92
6/31/2008	6	$1,684,709.77	2/30/2009	26	$984,708.40	10/30/2011	46	$410,539.49
7/30/2008	7	$1,657,040.75	3/31/2009	27	$956,339.38	11/31/2011	47	$381,452.76
8/31/2008	8	$1,629,337.14	4/31/2010	28	$927,934.89	12/31/2011	48	$352,329.67
9/30/2008	9	$1,601,598.90	5/28/2010	29	$899,494.90	1/30/2011	49	$323,170.17
10/31/2008	10	$1,573,825.99	6/31/2010	30	$871,019.36	2/31/2011	50	$293,974.23
11/31/2008	11	$1,546,018.37	7/30/2010	31	$842,508.23	3/30/2011	51	$264,741.79
12/30/2008	12	$1,518,175.98	8/31/2010	32	$813,961.46	4/31/2011	52	$235,472.80
1/31/2008	13	$1,350,298.79	9/30/2010	33	$785,379.00	5/31/2012	53	$206,167.24
2/30/2008	14	$1,322,386.76	10/31/2010	34	$756,760.81	6/29/2012	54	$176,825.04
3/31/2008	15	$1,294,439.83	11/31/2010	35	$728,106.86	7/31/2012	55	$147,446.16
4/31/2009	16	$1,266,457.97	12/30/2010	36	$699,417.08	8/30/2012	56	$118,030.56
5/28/2009	17	$1,238,441.14	1/31/2010	37	$670,691.44	9/31/2012	57	$88,578.19
6/31/2009	18	$1,210,389.28	2/30/2010	38	$641,929.90	10/30/2012	58	$59,089.00
7/30/2009	19	$1,182,302.36	3/31/2010	39	$613,132.40	11/31/2012	59	$29,562.95
8/31/2009	20	$1,154,180.33	4/31/2011	40	$584,298.91	12/31/2012	60	$0.00